Exhibit 99.1

IDI, Inc. Reports First Quarter 2015 Results

BOCA RATON, Fla.—May 20, 2015—IDI, Inc. (NYSE MKT: IDI), an information solutions provider and multi-platform media company, today announced its financial and operating results for the first quarter of 2015 ending March 31, 2015.

Following the merger of Tiger Media, Inc. and The Best One, Inc. (TBO), completed on March 21, 2015, TBO was named the accounting acquirer. As a result, IDI, Inc.’s first quarter financial results reflect TBO and its wholly owned subsidiary, Interactive Data, LLC, and Tiger Media’s results of operations only during the period from March 22, 2015 to March 31, 2015 and deemed insignificant. In addition, as IDI Holdings, LLC (f/k/a The Best One, Inc.) was formed on September 22, 2014, no comparative figures during the corresponding period in 2014 are presented.

Key highlights for the first quarter of 2015 include:

•	Completion of the acquisition of TBO and creation of the new data fusion division to drive future growth.

•	Completion of the Seattle-based technology team and the initial development of new data products.

•	Total Revenue of $1.3 million, which was driven by the new data fusion division.

•	Net loss was $1.7 million due to increased personnel and development costs.

•	Cash and cash equivalents as of March 31, 2015 were $7.3 million, compared to $4.2 million at 2014 fiscal year end.

Mr. Derek Dubner, Co-CEO of IDI, Inc. stated, “We are pleased to report that we have entered 2015 with a team and infrastructure that we believe can drive an entirely new level of growth opportunities for our Company. The strategic acquisition of TBO enabled us to successfully transition our business into the multi-billion dollar data fusion market where we can immediately begin defining IDI as a leading player. We believe that the collective experience of our management team, our established information technology platform and our ability to deliver unparalleled data analytics and linking technology to a number of diverse markets offers an incredible opportunity for growth in the months ahead.”

IDI, Inc. will maintain an advertising services division for established business and new opportunities within the out-of-home advertising industry but will focus future growth on its data fusion division. It has already carved a niche within the Accounts Receivable Management (“ARM”) industry and will now target the entirety of the risk management market to serve today’s growing data fusion needs.

About IDI, Inc.

IDI, Inc. is an information solutions provider focused on the multi-billion dollar data-fusion market. IDI delivers otherwise unattainable insight into the ever-expanding universe of consumer and business centric data. Through proprietary linking technology, advanced systems architecture, and a massive data repository, IDI will address the rapidly growing need for actionable intelligence to support the entirety of the risk management industry, for purposes including due diligence, risk assessment, fraud detection and prevention, authentication and verification, and more. Additionally, IDI’s cross-functional core systems and processes are designed to deliver an unrivaled level of clarity into consumer data to support advanced marketing analytics. IDI also operates a multi-platform media company operating in China, which provides advertising services in the out-of-home advertising industry, including iScreen Outdoor LCD screens and billboards.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about whether we can drive a new level of growth opportunities for the Company, and whether our management, platforms and ability to deliver unparalleled data analytics to a number of diverse markets offers an incredible opportunity for growth, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that the transaction between IDI, Inc. (f/k/a Tiger Media, Inc.) and IDI Holdings, LLC (f/k/a The Best One, Inc.) may involve unexpected costs or unexpected liabilities; and the other risks set forth in IDI’s Annual Report on 10-K, filed with the SEC on April 15, 2015, as well as the other factors described in the filings that IDI makes with the SEC from time to time. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

IDI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(unaudited)

	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,296	$5,996
Accounts receivable, net	2,251	295
Prepaid expenses and other current assets	762	190
Deferred tax assets, current	203	95

Total current assets	10,512	6,576
NON-CURRENT ASSETS
Property and equipment, net	1,821	302
Long-term deferred expenses	580	—
Intangible assets, net	5,062	796
Goodwill	40,698	5,226
Other assets	38	38
Deferred tax assets, non-current	294	275

Total non-current assets	48,493	6,637

Total assets	59,005	13,213

LIABILITIES & SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	1,884	890
Accrued expenses and other payables	1,118	—
Acquisition consideration payable	460	—
Amounts due to related parties	178	52
Deferred revenue	264	164

Total current liabilities	3,904	1,106

Total liabilities	3,904	1,106

SHAREHOLDERS’ EQUITY
Preferred Shares—$0.0001 par value 10,000,000 shares authorized, 4,965,302 and 4,965,302 shares issued and outstanding on March 31, 2015 and December 31, 2014, respectively	—	—
Common Shares—$0.0005 par value 200,000,000 shares authorized, 13,888,454 and 6,597,155 shares issued and outstanding on March 31, 2015 and December 31, 2014, respectively	7	3
Additional paid-in capital	56,926	12,714
Accumulated other comprehensive loss	6	—
Accumulated deficit	(2,246)	(610)

Total IDI shareholders’ equity	54,693	12,107
Non-controlling interests	408	—

Total shareholders’ equity	55,101	12,107

Total liabilities and shareholders’ equity	$59,005	$13,213

IDI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in thousands, except share data)

(unaudited)

Three Months Ended March 31, 2015 (1)

Revenue	$1,268
Cost of revenues	(618)

Gross profit	650
Operating expenses
Sales and marketing expenses	(561)
General and administrative expenses	(1,748)

Loss from operations	(1,659)

Other income/(expense)
Interest income	7
Other expense, net	(2)

Total other income	5

Loss before income taxes	(1,654)
Income taxes	—

Net loss	$(1,654)

Less: net loss attributable to non-controlling interests	(17)
Net loss attributable to shareholders	$(1,637)

Loss per share
Basic and Diluted	$(0.22)

Weighted average number of shares outstanding -
Basic and diluted	7,488,314
Comprehensive loss:
Net loss	$(1,654)
Foreign currency translation adjustment	6

Net comprehensive loss	$(1,648)

(1)	As IDI Holdings, LLC, the accounting acquirer of the merger consummated effective as of March 21, 2015, was incorporated on September 22, 2014, no comparative figures for the corresponding period in 2014 are presented.

IDI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except share data)

(unaudited)

Three Months Ended March 31, 2015 (1)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,654)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	32
Amortization of intangible assets	29
Amortization of long-term deferred expenses	7
Share-based compensation	102
Change in allowance for doubtful accounts	21
(Increase) / decrease in assets:
Accounts receivable	(167)
Prepaid expenses and other current assets	(377)
Amounts due from related parties	4
Increase / (decrease) in liabilities:
Accounts payable	(527)
Accrued expenses and other payables	379
Amounts due to related parties	2
Deferred revenue	20

Net cash used in operating activities	(2,129)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(130)
Purchase of intangible assets	(13)
Proceeds from acquisition	3,569

Net cash provided by investing activities	3,426

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	—

Effect of foreign exchange rate changes on cash and cash equivalents	3

Net increase in cash and cash equivalents	$1,300
Cash and cash equivalents at beginning of period	5,996

Cash and cash equivalents at end of period	$7,296

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	—
Cash paid for income taxes	—

(1)	As IDI Holdings, LLC, the accounting acquirer of the merger consummated effective as of March 21, 2015, was incorporated on September 22, 2014, no comparative figures for the corresponding period in 2014 are presented.

Investor Contact:

For IDI, Inc.

MDM Worldwide Solutions

David Zazoff, 646-403-3554